Exhibit 99.1

Press	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455
Release

Release Date:	May 9, 2007	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

Francis J. Kramer Named Chief Executive Officer of II-VI Incorporated

PITTSBURGH, PA., May 9, 2007 — II-VI Incorporated (NASDAQ NGS: IIVI) today announced that its Board of Directors has named Francis J. Kramer to succeed Carl J. Johnson as Chief Executive Officer of the Company, effective July 1, 2007. Dr. Johnson will remain an executive of the Company serving as its Chairman of the Board.

Mr. Kramer has spent more than two decades at II-VI after joining the Company in 1983 as Vice President and General Manager of Manufacturing. He was named Executive Vice President and General Manager of Manufacturing in 1984 until he was promoted again in 1985 to President and Chief Operating Officer. He will continue to serve as President in addition to Chief Executive Officer.

“This is the natural progression for II-VI and will be a seamless transition. Fran has been a key member of this Company’s management team since his arrival more than twenty years ago, and I am looking forward to the Company working under his leadership,” Johnson said of Kramer.

Mr. Kramer stated, “I am honored to have the opportunity to move into this new role and continue to work with Carl to build on what has been accomplished at II-VI under Carl’s leadership and guidance. I am excited about the Company’s current and future opportunities for growth and look forward to leading the team through both organic and acquired initiatives.”

Dr. Johnson, who co-founded the Company in 1971, will maintain an active role with the Company as Chairman. “My objective will continue to be the creation of value for all II-VI stakeholders. My primary focus will be on the strategic direction and technical initiatives of the Company, as well as the growth of our investor, customer and government relationships,” he said.

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, medical radiology, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, cadmium zinc telluride for gamma radiation detectors, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

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II-VI Incorporated

May 9, 2007

The Company’s infrared optics business, II-VI Infrared, manufactures optical and opto-electronic components for industrial laser and thermal imaging systems. The Company’s near-infrared optics business, VLOC, manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF laser. The Company’s military infrared optics business, Exotic Electro-Optics (EEO), manufactures infrared products for military applications. In the Company’s Compound Semiconductor Group, the Company’s eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Company’s Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Company’s Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Company’s Advanced Materials Development Center (AMDC) provides expertise in materials development, process development, and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: the failure of any one or more of the assumptions stated above to prove to be correct; (i) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006; (ii) purchasing patterns from customers and end-users; (iii) timely release of new products, and acceptance of such new products by the market; (iv) the introduction of new products by competitors and other competitive responses; and/or (v) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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